Exhibit 99.1

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2021

U.S. DOLLARS IN THOUSAND

- - - - - - - - - -

1

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

We have audited the accompanying consolidated financial statements of PlaySight Interactive Ltd. and its subsidiary, which comprise the consolidated balance sheet as of December 31, 2021 and the related consolidated statements of operation, Convertible Preferred Shares and Shareholders’ Deficit and cash flows for the years then ended, and the related notes to the consolidated financial statements. Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Basis for Opinion

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PlaySight Interactive Ltd. and its subsidiary at December 31, 2021, and the consolidated results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the consolidated financial statements, the Company has recurring operating losses, has a working capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters also are described in Note 1(b). The most recent year consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Halperin Ilanit

Certified Public Accountants (Isr.)

Tel Aviv, Israel

April 19, 2022

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Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of

PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

We have audited the accompanying consolidated financial statements of PlaySight Interactive Ltd. and its subsidiary, which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statement of operation, Convertible Preferred Shares and Shareholders’ Deficit and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PlaySight Interactive Ltd. and its subsidiary at December 31, 2020, and the consolidated results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

PlaySight Interactive Ltd. Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the consolidated financial statements, the Company has recurring operating losses, has a working capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. In addition, the Company has not complied with certain covenants of loan agreements with banks. Management’s evaluation of the events and conditions and management’s plans regarding these matters also are described in Note 1(b). The most recent year consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
December 15, 2021	A Member of Ernst & Young Global

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	December 31,
	2021	2020
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$709	$1,251
Restricted cash	159	155
Account receivables, net	206	176
Prepaid expenses and other accounts receivable	1,068	188
Inventories	499	496
Deferred contract acquisition cost, current	277	384

Total current assets	2,918	2,650

NON-CURRENT ASSETS:
Property and equipment, net	132	125
Operating lease right-of-use assets	306	571
Deferred contract acquisition cost, noncurrent	229	313
Finished products used in operations, net	4,657	5,109

Total non-current assets	5,324	6,118

Total assets	$8,242	$8,768

The accompanying notes are an integral part of the consolidated financial statements.

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	December 31,
	2021	2020
LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$949	$699
Employees and payroll accruals	1,308	1,026
Accrued expenses and other liabilities	546	626
Deferred revenues, current portion	2,299	2,018
Short-term operating lease liability	307	287
Long-term loan from shareholders, current portion	328	222

Total current liabilities	5,737	4,878

NON-CURRENT LIABILITIES:
Convertible loans	12,407	18,431
Long-term deferred revenues	1,309	1,286
Long-term loan from shareholders	801	1,129
Long-term operating lease liability	10	306

Total non-current liabilities	14,527	21,152

Convertible Seed Investors Preferred shares of NIS 0.01 par value - Authorized, issued and outstanding: 68,711 shares at December 31, 2021 and 2020; aggregate liquidation preference of $540 and $507 as of December 31, 2021 and 2020, respectively	297	297
Convertible Preferred shares of NIS 0.01 par value - Authorized: 1,619,534 shares at December 31, 2021 and 2020; Issued and outstanding: 1,520,744 shares at December 31, 2021 and 2020; aggregate liquidation preference of $43,473 and $38,845 as of December 31, 2021 and 2020, respectively	30,464	30,464

SHAREHOLDERS’ DEFICIT:
Ordinary shares of NIS 0.01 par value:
Authorized: 2,811,755 shares at December 31, 2021 and 2020; Issued and outstanding: 348,455 and 338,036 shares at December 31, 2021 and 2020, respectively	1	1
Additional paid-in capital	2,602	580
Accumulated deficit	(45,386)	(48,604)

Total shareholders’ deficit	(42,783)	(48,023)

Total liabilities and shareholders’ deficit	$8,242	$8,768

The accompanying notes are an integral part of the consolidated financial statements.

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

	Year ended December 31,
	2021	2020

Revenues	$5,861	$5,343
Cost of revenues	4,715	3,574

Gross profit	1,146	1,769

Operating expenses:

Research and development	2,766	2,376
Sales and marketing	2,037	2,416
General and administrative	929	1,283

Total operating expenses	5,732	6,075

Operating loss	(4,586)	(4,306)

Financial income (expense) net	7,804	(5,083)

Net income (loss)	$3,218	$(9,389)

The accompanying notes are an integral part of the consolidated financial statements.

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT

U.S. dollars in thousands, except share and per share data

	Seed Investors Preferred shares		Preferred shares		Ordinary shares			Additional paid-in	Accumulated	Total shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount		capital	deficit	deficit

Balance as of January 1, 2019	68,711	297	1,520,744	30,464	329,449	1		545	(39,215)	(38,669)

Exercise of options granted to employees and consultants	-	-	-	-	8,587	-	*)	6	-	6
Share based compensation expenses	-	-	-	-	-	-		29	-	29
Net loss									(9,389)	(9,389)

Balance as of December 31, 2020	68,711	297	1,520,744	30,464	338,036	1		580	(48,604)	(48,023)

Exercise of options granted to employees and consultants	-	-	-	-	10,419	-	*)	15	-	15
Share based compensation expenses	-	-	-	-	-	-		13	-	13
Conversion of Series A and B shares into Series C shares	-	-	-	-	-	-		1,994	-	1,994
Net income	-	-	-	-	-	-			3,218	3,218

Balance as of December 31, 2021	68,711	$297	1,520,744	$30,464	348,455	$1		$2,602	$(45,386)	$(42,783)

*)	Represents less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2021	2020
Cash flows from operating activities:

Net income (loss)	$3,218	$(9,389)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	27	26
Write-off of property and equipment	-	21
Share based compensation expenses	13	29
Interest related to shareholder’s loan	457	509
Expenses related to conversion of Series A and B shares into Series C shares	1,994	-
Changes in convertible loans’ fair market value	(10,024)	4,470

Changes in operating assets and liabilities:

Increase in accounts receivables	(30)	(11)
Increase in finished products used in operations, net	452	62
Decrease in prepaid expenses and other accounts receivable and long-term lease deposits	21	10
Decrease (increase) in inventories	(3)	107
Decrease in operating lease ROU assets	265	249
Decrease in deferred contract acquisition costs	191	244
Increase (decrease) in accounts payables	250	(100)
Increase (decrease) in employees and payroll accruals	(118)	34
Decrease (increase) in deferred revenues	304	(578)
Increase (decrease) in accrued expenses and other liabilities	(409)	366
Decrease in operating lease liabilities	(276)	(204)

Net cash used in operating activities	(3,668)	(4,155)

Cash flows from investing activities:

Amounts due from Purchaser for incurred transaction related costs	(172)	-
Purchase of property and equipment	(34)	(110)

Net cash used in investing activities	(206)	(110)

Cash flows from financing activities:

Proceeds from exercise of options	15	6
Proceeds from Convertible loans and shareholders’ bridge loans, net	4,000	150
Repayment of loan from shareholders	(679)	(551)

Net cash provided by (used in) financing activities	3,336	(395)

Decrease in cash and restricted cash	(538)	(4,660)
Cash, cash equivalents and restricted cash at the beginning of the year	1,406	6,066

Cash, cash equivalents and restricted cash at the end of the year	$868	$1,406

Supplemental disclosure of cash financing transactions:

Interest payments on Convertible loans and loan from shareholder	$497	$616

Supplemental disclosure of non-cash financing transactions:

ROU assets and lease liabilities created during the period	$-	$766

Accrued transaction related costs and bonuses due from Purchaser	$729	$-

The accompanying notes are an integral part of the consolidated financial statements.

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTE 1:- GENERAL

a.	PlaySight Interactive Ltd. (the “Company”) was incorporated in Israel in May 2010 under the laws of the state of Israel and commenced its operations on the same date. In March 2014, the Company established a wholly-owned subsidiary in the United States under the name of PlaySight Interactive USA Inc. (the “U.S. Subsidiary”), which is engaged primarily in customer support and marketing the Company’s service. The Company engaged in developing, manufacturing and selling of advanced video and analytics technologies for sports courts around the world.

b.	The Company’s ability to continue to operate is dependent on the ability to market and sell its products, development of new products and raise additional financing until profitability is achieved. In respect of additional financing, see notes 6, 7 and 8. The Company incurred operating losses in the amount of $4,586 during the year ended December 31, 2021 and has an accumulated deficit of $45,386 as of December 31, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments with respect to the carrying amounts of assets and liabilities and their classification that might be necessary should the Company be unable to continue to operate as a going concern. In the event that the Company is unable to successfully raise capital and/or generate revenues, the Company will likely reduce general and administrative expenses, and cease or delay its development plan until it is able to obtain sufficient financing. There can be no assurance that additional funds will be available on terms acceptable to the Company, or at all.

c.	On March 29, 2021, the Company signed a non-binding term-sheet with Slinger Bag Inc. (the “Purchaser”) to acquire the entire share capital of the Company on a fully diluted basis for a total consideration of 28,333,333 newly issued shares of the Purchaser. On October 6, 2021 the Company and the Purchaser signed a merger agreement pursuant to which the Purchaser will acquire all the outstanding securities of the Company in exchange for the following consideration:

(i)	28,333,333 newly issued common shares of the Purchaser
(ii)	Payment of the Company’s certain transaction related costs; and
(iii)	Up to a maximum an additional 5,142,858 newly issued common shares of the Purchaser as earn-out subject to fulfilment of certain milestones.

The merger is conditional upon the satisfaction or waiver of certain conditions on or before February 28, 2022. As of December 31, 2021, the Company incurred and accrued a total of $901 of transaction related costs that are due from the Purchaser which are included in the Company’s balance sheet as part of prepaid expenses and other accounts receivable. There are no assurances, that post-merger the Company will be able to obtain an adequate level of financial resources that are required to fulfill its financial obligations or for the long-term development and commercialization of its product offering.

d.	The Company has been carefully monitoring the COVID-19 pandemic and its impact on its business. In that regard, while the Company has continued to sell its products and grow its business it did experience certain disruptions in its supply chains. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, its duration, the success of efforts to contain it and the impact of actions taken in response. While the Company has not experienced any material disruptions to its business and operations as a result of the COVID-19 pandemic, it is possible such disruptions may occur in the future which may impact its financial and operational results, and which could be material.

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

a.	Use of estimates:

The preparation of the consolidated financial statements and related disclosures in conformity with U.S. GAAP and requires the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its consolidated financial statements and accompanying notes. Significant items subject to such estimates and assumptions include, but are not limited to, the estimated customer life on deferred contract acquisition costs, the allowance for doubtful accounts, the fair value of financial assets and liabilities, the useful life of acquired property and equipment and impairment of long-lived assets, share-based compensation including the determination of the fair value of the Company’s ordinary shares, convertible loans, and the valuation of deferred tax assets and uncertain tax positions. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates, and such differences may be material.

Management believes the Company’s critical accounting policies and estimates are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars:

The accompanying consolidated financial statements have been prepared in dollars.

The majority of the Company’s revenues and financing activities are incurred in U.S. dollars. Although a portion of the Company’s expenses is denominated in New Israeli Shekels (“NIS”)(mainly cost of personnel), a portion of its expenses is denominated in dollars. Accordingly, the Company’s management believes that the currency of the primary economic environment in which the Company and its subsidiary operate is the dollar; thus, the dollar is the functional currency of the Company. Transactions and balances denominated in dollars are presented at their original amounts. Monetary accounts denominated in currencies other than the dollar are re-measured into dollars in accordance with Accounting Standard Codification (“ASC”) 830, “Foreign Currency Matters”. All transaction gains and losses of the re-measurement of monetary balance sheet items are reflected in the consolidated statements of operations as financial income or expenses, as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Intercompany transactions and balances have been eliminated upon consolidation.

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

d.	Cash and cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less.

The following table provides a reconciliation of the cash balances reported on the balance sheets and the cash and restricted cash at the end of the year balances reported in the statements of cash flows:

	December 31
	2021	2020

Cash as reported on the balance sheets	709	1,251
Restricted cash as reported on the balance sheets	159	155

Cash and restricted cash in the statements of cash flows	868	1,406

e.	Restricted cash:

Restricted cash is restricted bank deposits with maturities of up to one year and are pledged in favor of the bank as a security for the bank guaranties issued to the landlords of the Company’s offices and credit card payments. The short-term restricted bank deposits are denominated in NIS and USD and bear interest at an average rate of 0.01% as of December 31, 2021 and 2020. The short-term restricted bank deposits are presented at their cost, including accrued interest.

f.	Account receivables and allowance for doubtful accounts:

The Company’s account receivables are derived from sales to customers. The Company performs ongoing credit evaluations of its customers’ balances and establishes an allowance for doubtful accounts based on factors that may affect a customers’ ability to pay, such as known disputes, age of the receivable balance and past experience. Allowance for doubtful accounts amounted to $113 and $221 as of December 31, 2021 and 2020, respectively. The Company writes off receivables when they are deemed uncollectible, having exhausted all collection efforts.

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

g.	Inventories:

Inventories are stated at the lower of cost and net realizable value. The cost of inventories comprises costs of purchase and costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Inventory write-down is measured as the difference between the cost of the inventory and net realizable value upon assumptions about future demand and is charged to the cost of sales.

Cost of inventories is determined as follows:

Raw Materials - cost is determined on the actual cost on a weighted average basis.

Finished products- cost is determined on the actual costs on a weighted average basis.

No inventory write-offs were recorded for the years ended December 31, 2021 and 2020, respectively.

h.	Property and equipment:

Property and equipment are measured at cost, net of accumulated depreciation. Depreciation is calculated via the straight-line method over the estimated useful life. The following are the annual depreciation rates for various types of property and equipment:

	%	Mainly %

Computers and software	33	-
Office furniture and equipment	7 - 15	15
Leasehold improvements	6.5	-

i.	Impairment of long-lived assets:

The long-lived assets of the Company are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2021, and 2020, no impairment indicators have been identified.

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

j.	Revenue recognition:

The Company offers its customers a cloud-based solution combining Products, including video cameras, laptops, other related equipment and a proprietary back-end cloud platform software, and Services including integration services, support services and access to the Company’s website and applications. These together create an integrated system that provides the Company’s customers with services such as live streaming, automated broadcasting, VOD, ball and event tracking etc. (the “Solution”).

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers”. The core principle of this revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

The Company determines that it has a contract with a customer when each party’s rights regarding the products or services to be transferred can be identified, the payment terms for the services can be identified, the Company has determined the customer has the ability and intent to pay, and the contract has commercial substance. At contract inception, the Company evaluates whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation.

Step 2: Identify the performance obligations in the contract

The Company’s customers are buying an integrated system that provides them with the Solution. In evaluating whether the equipment is a separate performance obligation, the Company’s management considered the customer’s ability to benefit from the equipment on its own or together with other readily available resources and if so, whether the service and equipment are separately identifiable (i.e., is the service highly dependent on, or highly interrelated with the equipment). Because the Products and Services included in the customer’s contract are integrated and highly interdependent, and because they must work together to deliver the Solution, the Company has concluded that Products installed on customer’s premise and Services contracted for by the customer are generally not distinct within the context of the contract and, therefore, constitute a single, combined performance obligation.

Step 3: Determine the transaction price

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer includes pre-determined fixed amounts, variable amounts, or both. The Company’s contracts do not include any rights of returns or refunds.

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

j.	Revenue recognition (cont.):

The Company collects each year’s service fees in advance and should therefore consider the existence of a significant financing component. However, due to the fact that the payments are provided for the service of a one-year term, the Company elected to apply the practical expedient under ASC 606 which exempts the adjustment of the consideration for the existence of a significant financing component when the period between the transfer of the services and the payment for such services is one year or less.

Step 4: Allocate the transaction price to the performance obligations in the contract

Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on each performance obligation’s relative standalone selling price (“SSP”). The Company has identified a single performance obligation in the contract, and therefore, the allocation provisions under ASC 606 do not apply to the Company’s contracts.

Step 5: Recognize revenue when the Company satisfies a performance obligation

Revenues for the Company’s single, combined performance obligation are recognized on a straight-line basis over the customer’s contract term, which is the period in which the parties to the contract have enforceable rights and obligations (Typically 3-4 years).

k.	Deferred Revenue:

Deferred revenues include unearned amounts received from customer but not recognized as revenues.

l.	Finished products used in operations, net:

The Company evaluates whether or not it should capitalize the costs of fulfilling a contract. Such costs would be capitalized when they are not within the scope of other standards and: (1) are directly related to a contract; (2) generate or enhance resources that will be used to satisfy performance obligations; and (3) are expected to be recovered. As of December 31, 2021, and December 31, 2020, there was approximately $4,657 and $5,109, respectively, of finished products used in operations, which are presented in the accompanying consolidated balance sheets within non-current assets. These costs primarily relate to the satisfaction of performance obligations related to providing the Solution to customers and are comprised of the cost of the finished products and installation costs, where applicable. These costs are amortized to cost of goods on a straight-line basis over the contract period which is generally over a period of 4 years.

Additional capitalized cost of finished products used in operations for the year ended December 31, 2021 and 2020 were $2,281 and $1,949, respectively. Amortization expenses of finished products used in operations for the years ended December 31, 2021 and 2020 were $2,733 and $2,010, respectively.

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PLAYSIGHT INTERACTIVE LTD. AND ITS SUBSIDIARY

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

m.	Deferred contract acquisition cost:

The Company’s incremental direct costs of obtaining a contract, which consist primarily of sales commissions, are generally deferred and amortized to sales and marketing expense over the estimated life of the relevant customer relationship of approximately 4 years and are subject to being monitored every period to reflect any significant change in assumptions. In addition, the deferred contract cost asset is assessed for impairment on a periodic basis.

	Year Ended
	December 31,
	2021	2020

Beginning balance	$697	$941
Additions to deferred acquisition costs	229	152
Amortization of deferred contract acquisition costs	(420)	(396)

Ending balance	$506	$697

Deferred contract acquisition costs included in other current assets	$277	$384
Deferred contract acquisition costs, noncurrent	229	313

Total deferred contract acquisition costs	$506	$697

n.	Concentration of credit risks:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, restricted cash and accounts receivable.

Cash and restricted cash are primarily invested in major banks in Israel and the USA. Management believes that the financial institutions that hold the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

Credit risk with respect to the Company’s account receivables is limited due to the number of customers comprising the Company’s customer base. The Company considers its account receivables to be of good credit quality as a large portion of its customers are long- standing reputable sports and education facilities and the Company has not experienced any significant write-offs of accounts receivable in the past. The Company does not require collateral or other securities to support its accounts receivable.

The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

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NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

o.	Income taxes:

The Company and its subsidiary account for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). This codification prescribes the use of the “asset and liability” method, whereby deferred tax assets and liability account balances are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

ASC 740 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. As of December 31, 2021, and 2020, no liability for unrecognized tax benefits was recorded as a result of the implementation of ASC 740.

p.	Research and development expenses, net:

Research and development expenses are charged to the statement of operations as incurred. Grants from the Israeli Innovation Authority for funding research and development activities are recognized at the time the Company is entitled to such grants on the basis of the related cost incurred. Research and development expenses are included in the financial statements net of related grants.

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NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

q.	Share-based compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation-Stock Compensation”, which requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. Share-based compensation expense related to share awards is recognized based on the fair value of the awards granted. The fair value of each option award is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying ordinary shares, the expected term of the option, the expected volatility of the price of the Company’s ordinary shares, risk-free interest rates, and the expected dividend yield of ordinary shares. The assumptions used to determine the fair value of the option awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. The related share-based compensation expense is recognized on a straight-line basis over the requisite service period of the awards, including awards with graded vesting and no additional conditions for vesting other than service conditions. Forfeitures are accounted for as they occur.

r.	Fair value of financial instruments:

The Company applies ASC 820 “Fair Value Measurement Disclosures” (“ASC 820”). Under this standard, fair value is defined as the price that would be received to sell as asset or paid liability (i.e. the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent from the Company. Unobservable inputs are in puts that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

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NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

s.	Fair value of financial instruments (cont.):

The hierarchy is broken down into three levels based on the inputs as follows:

Level 1	-	Valuations based on quoted prices in active markets for identical assets that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

Level 2	–	Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3	-	Valuations based on the inputs that are unobservable and significant to the overall fair value measurement.

The availability of observable inputs can vary from investment to investment and is affected by a wide variety of factors, including, for example, the type of investment, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment, and the investments are categorized as Level 3.

The carrying amounts of cash and cash equivalents, restricted cash, account receivables, net, other accounts receivable and prepaid expenses, account payables, other accounts payable and accrued expenses approximate their fair value due to the short-term maturity of such instruments. Some of the inputs in these models are unobservable in the market and are significant. The Company measured its Convertible loans using Level 2 and Level 3 inputs (see Note 6).

t.	Severance pay:

The Company’s employees have been signed on Section 14 of Israel’s Severance Compensation Law, 1963 (“Section 14”). Pursuant to Section 14, the Company’s employees, covered by this section, are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made on their behalf by the Company. Payments in accordance with Section 14 release the Company from any future severance liabilities in respect of those employees. Neither severance pay liability nor severance pay fund under Section 14 are recorded in the Company’s balance sheets.

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NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

u.	Legal and other contingencies:

The Company accounts for its contingent liabilities in accordance with ASC 450 “Contingencies”. A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. As of December 31, 2021, and 2020, the Company is not a party to any litigation that could have a material adverse effect on the Company’s business, financial position, results of operations or cash flows. Legal costs incurred in connection with loss contingencies are expensed as incurred.

v.	Leases:

Lessee accounting:

On January1, 2019, the Company adopted ASU No. 2016-02, “Leases” (“ASC 842”). The Company determines if an arrangement is a lease and the classification of that lease at inception based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefits from the use of the asset throughout the period, and (3) whether the Company has a right to direct the use of the asset. The Company elected to not recognize a lease liability or right-of-use (“ROU”) asset for leases with a term of twelve months or less. The Company also elected the practical expedient to not separate lease and non-lease components for its leases.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make minimum lease payments arising from the lease. ROU assets are initially measured at amounts, which represents the discounted present value of the lease payments over the lease, plus any initial direct costs incurred. The ROU assets are reviewed for impairment. The lease liability is initially measured at lease commencement date based on the discounted present value of minimum lease payments over the lease term. The implicit rate within the operating leases is generally not determinable; therefore, the Company uses the Incremental Borrowing Rate(“IBR”) based on the information available at commencement date in determining the present value of lease payments. The Company’s IBR is estimated to approximate the interest rate on similar terms and payments and in economic environments where the leased asset is located.

The lease includes options to extend or terminate the lease. An option to extend the lease is considered in connection with determining the ROU asset and lease liability when it is reasonably certain that the Company will exercise that option. An option to terminate is considered unless it is reasonably certain that the Company will not exercise the option.

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NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

w.	Recently accounting pronouncements not yet adopted by the Company:

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this ASU simplify the accounting for income taxes, eliminates certain exceptions to the general principles in Topic 740 and clarifies certain aspects of the current guidance to improve consistent application among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021 and interim periods within annual periods beginning after December 15, 2022, though early adoption is permitted, including adoption in any interim period for which financial statements have not yet been issued. The Company is currently evaluating the effect the adoption of ASU 2019-12 will have on its consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and(2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective for public companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact that the adoption of ASU 2020-06 will have on the Company’s consolidated financial statement presentation or disclosures.

Other new pronouncements issued but not effective as of December 31, 2021 are not expected to have a material impact on the Company’s consolidated financial statements.

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NOTE 3:- PREPAID EXPENSES AND OTHER ACCOUNTS RECEIVABLE

	December 31,
	2021	2020

Prepaid expenses	$50	$48
Government authorities	109	88
Amounts due from Purchaser for certain transaction related costs (see Note 1)	901	-
Other receivables	8	52

	$1,068	$188

NOTE 4:- PROPERTY AND EQUIPMENT, NET

	December 31,
	2021	2020
Cost:

Computers and software	$78	$59
Office furniture and equipment	104	89
Leasehold improvements	41	41

	223	189
Accumulated depreciation:

Computers and software	52	40
Office furniture and equipment	30	21
Leasehold improvements	9	3

	91	64

Depreciated cost	$132	$125

Depreciation expenses for the years ended December 31, 2021 and 2020 were $27 and $26, respectively. Purchase of property and equipment for the year ended December 31, 2021 and 2020 were $34 and $110, respectively. Disposals of property and equipment, net for the year ended December 31, 2021 and 2020 were $0 and $21, respectively.

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NOTE 5:- ACCOUNTS PAYABLE

	December 31,
	2021	2020

Trade payables	$806	$350
Notes payable	132	305
Other payables	11	44

	$949	$699

NOTE 6:- CONVERTIBLE LOANS

a.	From February through August 2018, the Company received convertible bridge loans from new and existing investors in the aggregate principal amount of $5,875 (net of issuance cost of $125 and of which $2,000 were converted on April 15, 2018 from bridge loans). The convertible bridge loans bear an annual interest of 8% paid monthly and the principal amount will be repaid at the earliest of 24 months or at the occurrence of certain events as stipulated in the convertible bridge loan agreements. The convertible bridge loans are convertible into shares at a conversion price which reflects up to a 25% discount from the price per share which will be determined in future financing and in accordance with the mechanism determined in the agreement. During July 2019, two investors owning a principal amount of $2,500 approved that their monthly interest will be accrued at the same annual interest rate and not paid in case. During April 2020, two investors owning a principal amount of $3,000 approved that their monthly interest will be accrued at the same annual interest rate and not paid in case.

From September through January 2020, the Company received convertible bridge loans from new and existing investors in the aggregate principal amount of $7,889 (net of issuance cost of $11). The convertible bridge loans bear an annual interest of 8% accrued monthly which together with the principal amount will be repaid at the earliest of 24 months or at the occurrence of certain events as stipulated in the convertible bridge loan agreements. The convertible bridge loans are convertible into shares at a conversion price which is the lower of (i) a 25% discount from the price per share which will be determined in future financing and (ii) the price per share on a fully-dilutive basis representing a Company valuation of $60,210.

On March 3, 2021, the Company received a convertible loan from an existing investor in the principal amount of $2,000. The convertible loan bears an annual interest of 6% accrued monthly which together with the principal amount may be repaid at the earliest of 36 months or at the occurrence of certain events as stipulated in the convertible loan agreement. The convertible loan is convertible into shares at a conversion price which reflects up to a 25% discount from the price per share which will be determined in future financing or other liquidation events in accordance with the mechanism determined in the agreement. In connection with this loan the Company converted 89,340 Preferred A shares par value of NIS 0.01 each, 234,848 Preferred B-1 shares par value of NIS 0.01 each and 30,798 Preferred B-2 shares par value of NIS 0.01 each held by the investor into 354,986 Preferred C-1 shares par value of NIS 0.01 each. As a result of the conversion, the Company recorded additional $1,994 of interest expenses against shareholders equity, representing the net increase in the total liquidation preference resulted from the exchange.

On July 21, 2021 the Purchaser provided a convertible loan in the amount of $2,000 to be drawn down at agreed upon schedule until November 2021. The convertible loan agreement was amended on October 6, 2021 such that the Purchaser increased the loan amount to $3,500 to be drawn by the Company at set dates until February 2022. The convertible loan bears an annual interest of 15% accrued monthly which together with the principal amount will be repaid at the closing of the merger transaction. The convertible loan is convertible into shares at a conversion price which reflects up to a 25% discount off the price per share to be paid by the Purchaser to the shareholders of the Company. As of December 31, 2021, the Company withdrew $2,000 from the convertible loan provided by the Purchaser.

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NOTE 6:- CONVERTIBLE LOANS (Cont.):

The conversion features in the convertible loans are considered embedded derivatives which needs to be bifurcated from the host instrument in accordance with ASC 815 Derivative and Hedging: Embedded Derivatives (“ASC 815-15”), the Company has elected to account for the convertible bridge loans at fair value. ASC 815-15-25 provides that if an entity has a hybrid financial instrument that would require bifurcation of embedded derivatives under ASC 815, the entity may irrevocably elect to initially and subsequently measure a hybrid financial instrument in its entirety at fair value with changes in fair value recognized in earnings. The Company elected to measure each bridge loan in its entirety at fair value with changes in fair value recognized as non-operating income or loss at each balance sheet date in accordance with ASC 815-15-25. As of December 31, 2020, the Company determined the fair value of the bridge loans using an Option Pricing Model (“OPM”), therefore they are categorized as Level 3 in accordance with ASC 820. As of December 31, 2021, due to the high probability of the merger of the Company with the Purchaser (see Note 1), the Company determined the fair value of the bridge loans based on the number of the Purchaser’s shares each lender will receive as upon closing of the merger multiplied by the quoted share price of the Purchaser as of December 31, 2021. Based on the above as of December 31, 2021, the Convertible Loans they are categorized as Level 3 in accordance with ASC 820.

The fair value of each loan was estimated at each balance sheet date using the following assumptions:

Year ended
December 31,
2020

Volatility (%)	47.77%
Risk-free interest rate (%)	0.10%
Dividend yield (%)	0%
Expected term (years)	1.16

The following is a roll forward of the fair values:

	Year ended
	December 31,
	2021	2020

Fair value at the beginning of the year	$18,431	$13,811
Fair value balance on issue date	4,000	150
Change in fair value reported in statement of operations	(10,024)	4,470

Fair value at the end of the year	$12,407	$18,431

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NOTE 7:- LOAN FROM SHAREHOLDERS

During 2019, the Company received a loan from one of its shareholders in the total amount of $3,250. The loan is bearing no interest and is payable in equal 60 monthly installments. The Company agreed to pledge all of its assets, including intellectual property in favor of the lender. In addition, the Company issued to the shareholder new shares of Preferred C-1 shares par value of NIS 0.01 each. The Company recorded the loan at inception based on the relative fair market value at $1,337. During April 2020, the Company amended the terms of the loan such that several installments were deferred and amortized over the remaining life of the loan. Pursuant to ASC 470-50, the Company reassessed the revised term of the loan and determined it is not substantially different from the original terms, therefor treated the amendment as a modification of the loan.

Maturities of the loan from shareholders as of December 31, 2021 were as follows:

Year ended December 31,

2022	$328
2023	475
2024	326

Total	$1,129

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NOTE 8:- SHAREHOLDERS’ DEFICIT

a.	1.	Ordinary shares:

The Ordinary shares confer upon the holders the right to receive notice to participate and vote in general meetings of the Company, and the rights to receive dividends, if declared and to participate in the distribution of the surplus assets of the Company upon liquidation of the Company.

2.	Seed Investors Preferred (“SIP”) shares and Preferred shares:

The holders of SIP shares, Preferred A shares, Preferred B shares and Preferred C shares are entitled to all of the rights of Ordinary shares, as well as additional rights as further detailed in the Company’s articles of association.

Liquidation Preference:

Upon the occurrence of a Realization Event, all available assets shall be distributed first among the shareholders of Preferred C Shares followed by the shareholders of Preferred B Shares, shareholders of Preferred A Shares and the SIP shareholders.

Dividends:

The SIP shares, Preferred A shares, Preferred B shares and Preferred C shares will participate in any dividends declared or paid on Ordinary share on the basis of the number of shares of Ordinary share into which it is then convertible as well as accrued annual interest of 6.5% of the original issue price.

Voting:

On all matters submitted to a vote of the holders of Ordinary shares, the holders of SIP shares, Preferred A shares and Preferred B shares shall be entitled to vote as-converted basis with the Ordinary shareholders.

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NOTE 8:- SHAREHOLDERS’ DEFICIT

b.	Composition of share capital of the Company as of December 31, 2021 and 2020, each of NIS 0.01 par value:

	December 31, 2021
	Authorized shares	Shares Issued and outstanding	Aggregate Liquidation Preference
	Number of shares
Ordinary share of	2,811,755	348,455	-

Seed Investors Preferred	68,711	68,711	$540
Preferred A shares	300,000	111,876	1,613
Preferred B-2 shares	74,090	43,292	731
Preferred B-1 shares	254,350	19,496	1,705
Preferred C-2 shares	378,100	378,100	11,666
Preferred C-1 shares (*)	612,994	967,980	27,758
Total Ordinary shares and Preferred shares	4,500,000	1,937,910	$44,013

	December 31, 2020
	Authorized shares	Shares Issued and outstanding	Aggregate Liquidation Preference
	Number of shares
Ordinary share of	2,811,755	338,036	-

Seed Investors Preferred	68,711	68,711	$507
Preferred A shares	300,000	201,216	2,100
Preferred B-2 shares	74,090	74,090	961
Preferred B-1 shares	254,350	254,344	4,396
Preferred C-2 shares	378,100	378,100	10,957
Preferred C-1 shares	612,994	612,994	20,431
Total Ordinary shares and Preferred shares	4,500,000	1,927,491	$39,352

(*)	As of December 31, 2021, the Company did not increase the number of authorized Preferred C-1 shares to accommodate the conversion of 89,340 Preferred A shares par value of NIS 0.01 each, 234,848 Preferred B-1 shares par value of NIS 0.01 each and 30,798 Preferred B-2 shares par value of NIS 0.01 each held by the investor into 354,986 Preferred C-1 shares par value of NIS 0.01 each (see Note 6).

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NOTE 8:- SHAREHOLDERS’ DEFICIT (Cont.)

c.	Share based payment:

1.	Under the Company’s Employees Stock Ownership (the “Plan”), options may be granted to directors, employees and consultants of the Company. Each option granted under the Plan is exercisable until the earlier of 10 years from the date of the grant of the option or the expiration date of the Plan. The options vest primarily over a period of four years. Any options, which are forfeited or not exercised before expiration, become available for future grants. Pursuant to the Plan, as of December 31, 2021 the Company reserved 209,875 Ordinary shares for issuance of which an aggregate of 99,429 Ordinary shares of the Company were still available for future grant, respectively.

2.	A summary of the Company’s options granted to employees and service providers activity and related information is as follows:

	Number of	Weighted average exercise price	Weighted average remaining contractual life	Aggregate Intrinsic value
	options	$	Years	$
Outstanding at beginning of year	111,523	5.77	4.64	513
Granted	-	-	-	-
Forfeited/expired	10,077	11.28		-
Exercised	10,419	1.45		47

Outstanding at end of year	91,027	5.66	3.93	213

Exercisable options	48,347	0.75	3.23	212

The aggregate intrinsic value in the above table represents the total intrinsic value (the difference between the Company’s closing stock price on the last day of the fiscal 2021 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holder had all the option holders exercised their options on December 31, 2021. This amount is impacted by the changes in the fair value of the Ordinary share.

As of December 31, 2021, the total unrecognized estimated compensation cost related to non-vested stock options granted prior to the date was $3, which is expected to be recognized over a weighted average period of approximately 0.7 years.

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NOTE 9:- TAXES ON INCOME

a.	The Company and its Subsidiary are separately taxed under the domestic tax laws of the respective state of incorporation of each entity.

b.	Tax laws applicable to the Company in Israel:

In February 2008, the Knesset (Israel’s parliament) passed an amendment to the Income Tax (Inflationary Adjustments) Law, 1985, which limits the scope of the law starting 2008 and thereafter. Since 2008, the results for tax purposes are measured in nominal values, excluding certain adjustments for changes in the Israeli CPI carried out in the period up to December 31, 2007. Adjustments relating to capital gains such as for sale of property (betterment) and securities continue to apply until disposal. Since 2008, the amendment to the law includes, among others, the cancellation of the inflationary additions and deductions and the additional deduction for depreciation (in respect of depreciable assets purchased after the 2007 tax year).

c.	Tax rates applicable to the income of the Company in Israel:

A company is taxable on its real capital gains at the corporate income tax rate in the year of sale.

The Israeli corporate tax rate was 23% in 2021 and 2020.

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NOTE 9:- TAXES ON INCOME (Cont.)

d.	Tax rates applicable to the subsidiary:

The American entity is incorporated in the U.S. and subject to weighted tax rate of about 27% (Federal tax, State tax and City tax of the city where the Company operates).

On December 22, 2017, the U.S. government signed into law a tax reform that introduces significant and extensive changes in the U.S. tax system (“the reform”). The reform includes several provisions that will affect the Company’s tax liability in the United States. Following is a provision of the reform that is relevant to the Company:

Reduction of the U.S. federal income tax rate from 35% to 21% effective January 1, 2018.

e.	Tax assessments:

The Company’s tax assessments are deemed final through 2014 tax year.

The US subsidiary have not been assessed for tax purposes since its incorporation.

f.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	Year ended
	December 31,
	2021	2020
Deferred tax assets
Net operating loss carryforwards	$10,374	$9,230
Research and development expenses	590	573
Leasing liabilities	73	137
Accruals, deferred revenues and reserves	517	573
Gross deferred tax assets	11,554	10,513
Valuation allowance	(11,354)	(10,202)
Total deferred tax assets, net	200	311

Deferred tax liability
Deferred contract acquisition cost	130	180
Operating lease right-of-use assets	70	131
Gross tax liabilities	200	311

Net deferred taxes	$-	$-

As of December 31, 2021, the Company has provided valuation allowances of $11,354 in respect of deferred tax assets resulting from tax loss carryforward and other temporary differences. Management currently believes that since the Company has a history of losses it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized in the foreseeable future.

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NOTE 9:- TAXES ON INCOME (Cont.)

g.	Net operating losses carryforward:

The Company have accumulated losses and deductions for tax purposes as of December 31, 2021, in the amount of approximately $44,467 which may be carried forward and offset against taxable income in the future for an indefinite period. As of December 31, 2021, the subsidiary’s carryforward tax losses amounted to approximately $543. Tax losses can be carried forward for a period of up to 20 years and may be subject to restrictions due to ownership changes. Utilization of U.S. net operating losses may be subject to substantial annual limitation due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

h.	No liability for unrecognized tax benefits was recorded as a result of implementation of ASC 740.

i.	The main reconciling item between the statutory tax rate of the Company and the effective tax rate is the recognition of valuation allowance in respect of deferred taxes relating to accumulated net operating losses carried forward due to the uncertainty of the realization of such deferred taxes.

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NOTE 10:- LEASES

The Company`s leases include offices in Israel, as well as car leases, which are all classified as operating leases. Certain leases include renewal options that are under the Company`s sole discretion. The renewal options were included in the ROU and liability calculation if it was reasonably certain that the Company will exercise the option.

The components of lease expense and supplemental cash flow information related to leases for the year ended December 31, 2020 were as follows:

	Year ended
	December 31,
	2021	2020
Components of lease expenses
Operating lease cost	$301	$1,061
Short-term lease	-	-

Total lease expenses	$301	$1,061

Supplemental cash flow information
Cash paid for amounts included in the measurement of lease liabilities	300	270

Supplemental non-cash information related to lease liabilities from obtaining ROU assets	-	766

For the year ended December 31, 2021, the weighted average remaining lease term is 2 years, and the weighted average discount rate is 7.80 percent. The discount rate was determined based on the estimated collateralized borrowing rate of the Company, adjusted to the specific lease term and location of each lease.

Maturities of the lease liabilities as of December 31, 2021 were as follows:

Year ended December 31,

2022	$316
2023	10

Total operating lease payments	326
Less: imputed interest	(19)

Total	$317

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NOTE 11:- COMMITMENTS AND CONTINGENT LIABILITIES

a.	As part of the share purchase agreement signed between the Company and certain investors in May 2017 it was agreed that in the event of “Qualified Event” as described in the Share Purchase Agreement (“SPA”), the Company shall grant a one-time cash bonus of up to $5,000 to certain employees based on the recommendation of the CEO to the board of directors. The one-time cash bonus is subject to vesting period as stipulated in the agreement. The cash bonus amount will be determined based on Company’s value. Furthermore, in the event of an IPO or Deemed liquidation event, as defined in the Company’s Article of Association (“Qualified event”) and the SPA, the Company shall grant to the founders up to 55,852 warrants convertible into Preferred C-1 shares. The amount of warrants will be determined based on the Company’s value upon the Qualified event. The merger of the Company with the Purchaser did not meet the definition of a “Qualified Event” based on the SPA and accordingly the above contingent one-time cash bonus and warrants were forfeited.

b.	In April 2020, the U.S. Subsidiary received a loan in the amount of $343 from the U.S. Small and Medium Business Agency (the “SBA”) under the paycheck protection program (“PPP”) which is a part of the Coronavirus Aid, Relief, and Economic Security Act (“CARES act”). The loan is forgivable, subject to meeting the conditions set out in the program. At December 31, 2020 the loan was included within accrued expenses and other liabilities. The loan was forgiven by the SBA in 2021 and the balance of $343 was expensed to the Company’s statement of operation as part of finance income.

c.	During August 2020, the Company was approved for a grant in the amount of up to approximately $485 sponsored by the Israeli Government through the Israeli Innovation Authority (“IIA”) for the support of certain of the Company’s research and development projects. The Company accepted such grant according to which it will be obligated to pay royalties to the Government of Israel, at the rates of 3% on sales proceeds from products developed through the grants received from the IIA. The maximum amount of royalties payable to the Government is limited to 100% of the grants received, including interest at the Libor rate. The obligation to pay these royalties is contingent on actual sales of the products and in the absence of such sales, no payment is required. As of December 31, 2020, the Company received grants totaling to $246 which were recorded as a reduction of the Company’s research and development expenses. The Company did not receive any additional grants during the year ended December 31, 2021. As of December 31, 2021, the Company accrued $5 for royalties due to the IIA.

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NOTE 12:- SELECTED STATEMENTS OF OPERATIONS DATA

Financial income (expenses), net:

	Year ended
	December 31,
	2021	2020

Bank charges	$(20)	$(10)
Change in fair value of convertible bridge loans reported in statement of operations	10,024	(4,470)
Interest related to shareholder’s loan	(457)	(509)
Interest related to conversion of Series A and B shares into Series C shares	(1,994)	-
Interest paid in cash on convertible bridge loans	(40)	(107)
Foreign Currency adjustments, net	(42)	19
Forgiveness of PPP loan	343	-
Other finance expenses	(10)	(6)

Total financial income (expenses), net	$7,804	$(5,083)

NOTE 13:- SUBSEQUENT EVENTS

a.	The Company has evaluated subsequent events from the balance sheet date through April 19, 2022 the date at which the consolidated financial statements were available to be issued.

b.	The merger was deemed effective on February 21, 2022 (see Note 1).

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